Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Reports Second Quarter 2020 Financial Results

Operating expenses decline for sixth consecutive quarter; cash balance improves over Q1 2020

Seattle, WA – August 13, 2020 – Bsquare Corporation (NASDAQ: BSQR) today announced financial results for the second quarter of 2020.  For the second quarter of 2020, revenue was $8.9 million, net loss was $1.1 million, adjusted EBITDAS was negative $0.8 million, and cash increased by $1.9 million.

“COVID-19 and seasonal ordering patterns ended our three-quarter trend of increasing revenue. Partner Solutions segment revenue, which was strong in Q1 2020, was particularly affected as customer ordering slowed and magnified the quarter over quarter decrease. The challenges of the pandemic, however, did drive a higher level of collaboration that allowed us to strengthen relationships and retain our customers. Aggressive expense and cash management for the past several quarters enabled us to bolster our cash reserves,” said Ralph C, Derrickson, CEO and President of Bsquare.

Added Derrickson: “The COVID-19 pandemic is driving rapid change in every corner of life and work, creating new requirements for the systems we all rely on. As our customers are responding we are seeing evidence that there is a significant role for Bsquare’s intelligent device and system services, and we remain confident that our technology will be part of the answer.”

Second Quarter 2020 Financial Highlights

•	Cash, cash equivalents, restricted cash, and short-term investments totaled $12.6 million on June 30, 2020, an increase of approximately $1.9 million from March 31, 2020.
•	Revenue for Q2 2020 was $8.9 million, down $7.8 million from Q1 2020. Revenue declines were driven by pandemic-related reductions in demand on top of normal seasonality in the Partner Solutions segment, while Edge-to-Cloud segment revenue remained steady.
•	Gross margin for Partner Solutions was 14%, lower than the atypical gross margin of Q1 2020 and returning to a level consistent with prior periods. Edge-to-cloud margin improved sequentially but continues to reflect the cost of addressing customer requirements for previously delivered software.
•	Operating expenses for the quarter were at their lowest level since the first quarter of 2019 and operating expenses, excluding restructuring costs, declined for the sixth consecutive quarter.
•	Net loss for the current quarter was $1.1 million, or $0.08 per diluted share, compared to net loss of $0.5 million, or $0.04 per diluted share, in the first quarter of 2020.
•	Adjusted EBITDAS was approximately negative $0.8 million, compared to approximately break-even results in the first quarter of 2020.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Details as follows (unaudited, in thousands except percentages and per share amounts):

	Three Months Ended
	June 30, 2020	March 31, 2020	Quarter-over-Quarter Change	June 30, 2019	Year-over-Year Change
Revenue:
Partner Solutions	$8,110	$15,905	$(7,795)	$11,684	$(3,574)
Edge to Cloud	814	824	(10)	2,496	(1,682)
Total revenue	8,924	16,729	(7,805)	14,180	(5,256)
Total gross profit	$1,046	$2,585	$(1,539)	$2,423	$(1,377)
Gross margins (1):
Partner Solutions	14%	17%	(3)%	15%	(1)%
Edge to Cloud	(15)%	(20)%	5%	27%	(42)%
Total gross margin	12%	15%	(3)%	17%	(5)%
Total operating expenses	2,121	3,024	(903)	6,352	(4,231)
Total operating expenses excluding restructuring costs (2)	2,121	3,024	(903)	4,976	(2,855)
Net loss	(1,073)	(474)	(599)	(3,868)	2,795
Per diluted share	(0.08)	(0.04)	(0.04)	(0.30)	0.22
Net loss excluding restructuring costs (2)	(1,073)	(474)	(599)	(2,492)	1,419
Per diluted share excluding restructuring costs (2)	(0.08)	(0.04)	(0.04)	(0.20)	0.12
Adjusted EBITDAS (2)	(806)	(28)	(778)	(2,252)	1,446
Cash, restricted cash, cash equivalents and short-term investments	$12,582	$10,644	$1,938	$12,560	$22

Notes:

(1)	Quarter-over-quarter change and year-over-year change represent percentage point change.
(2)

Total operating expenses excluding restructuring costs, net loss excluding restructuring costs, net loss per diluted share excluding restructuring costs, and Adjusted EBITDAS are non-GAAP financial measures (reconciliation provided after financial statement tables).

Financial Commentary on Second Quarter 2020 Results Compared to Second Quarter 2019

•	Partner Solutions revenue decreased for the comparative period, driven by lower sales of Microsoft operating systems and other embedded software.
•	Edge to Cloud revenue decreased when compared to the prior year second quarter, primarily from completion of software consulting projects during 2019 that did not recur in 2020.
•	Total operating expenses, both including and excluding restructuring costs, decreased when compared to the second quarter of 2019 due to announced spending reduction initiatives that reduced salary, benefit and marketing costs.
•	Net loss for Q2 2020 was $1.1 million or $(0.08) per diluted share compared to a loss of $3.9 million or $(0.30) per diluted share in Q2 2019, an improvement of $2.8 million or $0.22 per diluted share.

Conference Call

Management will host a conference call today, August 13, 2020, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-866-248-8441 or 1-856-344-9206 for international callers, and reference “BSQUARE Corporation Second Quarter 2020 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 2721094. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

About Bsquare Corporation

Bsquare builds technology that is powering the next generation of intelligent devices and the systems in which they operate. We believe the promise of IoT will be realized through the development of intelligent devices and intelligent systems that are cloud-enabled, contribute data, facilitate distributed control & decision making, and operate securely at scale. Bsquare's suite of services and software components allow our customers to create new revenue streams and operating models while providing new opportunities for lowering costs and improving operations. We serve a global customer base from offices in Seattle, Washington, and the United Kingdom. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our preparation for and ability to service customers during the COVID-19 pandemic and our ability to achieve our business plans, strategies and expectations. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; the impact of COVID-19 on our business; risks relating to our receipt of a PPP loan; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

BSQUARE Contact:	Investor Contact:
Christopher Wheaton, Chief Financial Officer	Leslie Phillips
BSQUARE Corporation	The Blueshirt Group
+1 425.519.5900	+ 1 415.217.5869
investorrelations@bsquare.com	leslie@blueshirtgroup.com

Bsquare and the Bsquare Logo are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,982	$7,712
Restricted cash	600	600
Short-term investments	—	2,249
Accounts receivable, net of allowance for doubtful accounts of $69 and $31 at June 30, 2020 and December 31, 2019, respectively	6,243	9,216
Contract assets	638	494
Prepaid expenses and other current assets	782	244
Total current assets	20,245	20,515
Equipment, furniture and leasehold improvements, less accumulated depreciation	294	252
Deferred tax assets	7	7
Intangible assets, less accumulated amortization	120	169
Right-of-use lease asset, net	1,343	1,828
Other non-current assets	66	284
Total assets	$22,075	$23,055
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$6,198	$7,224
Accounts payable	371	408
Notes payable	695	—
Accrued compensation	643	1,001
Other accrued expenses	665	306
Deferred revenue	2,558	1,559
Operating lease	292	702
Total current liabilities	11,422	11,200
Deferred revenue, long-term	205	903
Operating lease, long-term	1,135	1,256
Notes payable, long-term	881	—
Shareholders' equity:
Preferred stock, no par: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par: 37,500,000 shares authorized; 13,155,139 and 13,042,293 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	139,199	138,877
Accumulated other comprehensive loss	(1,026)	(987)
Accumulated deficit	(129,741)	(128,194)
Total shareholders' equity	8,432	9,696
Total liabilities and shareholders' equity	$22,075	$23,055

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Partner Solutions	$8,110	$11,684	$24,015	$24,785
Edge to Cloud	814	2,496	1,638	4,491
Total revenue	8,924	14,180	25,653	29,276
Cost of revenue:
Partner Solutions	6,944	9,923	20,100	21,072
Edge to Cloud	934	1,834	1,922	3,390
Total cost of revenue	7,878	11,757	22,022	24,462
Gross profit	1,046	2,423	3,631	4,814
Operating expenses:
Selling, general and administrative	2,067	3,082	4,964	6,016
Research and development	54	1,894	181	4,230
Restructuring costs	—	1,376	—	1,376
Total operating expenses	2,121	6,352	5,145	11,622
Loss from operations	(1,075)	(3,929)	(1,514)	(6,808)
Other income (loss), net	2	61	(33)	94
Loss before income taxes	(1,073)	(3,868)	(1,547)	(6,714)
Income taxes	—	—	—	—
Net loss	$(1,073)	$(3,868)	$(1,547)	$(6,714)
Basic loss per share	$(0.08)	$(0.30)	$(0.12)	$(0.52)
Diluted loss per share	$(0.08)	$(0.30)	$(0.12)	$(0.52)
Net loss excluding restructuring costs (3)	$(1,073)	$(2,492)	$(1,547)	$(5,338)
Per diluted share excluding restructuring costs (3)	$(0.08)	$(0.19)	$(0.12)	$(0.41)
Shares used in per share calculations:
Basic	13,110	12,855	13,051	12,879
Diluted	13,110	12,855	13,051	12,879

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

Adjusted EBITDAS
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Loss from operations, as reported	$(1,075)	$(3,929)	$(1,514)	$(6,808)
Depreciation and amortization	164	286	360	480
Stock-based compensation	105	15	320	183
Restructuring costs	—	1,376	—	1,376
Adjusted EBITDAS (1)	$(806)	$(2,252)	$(834)	$(4,769)

(1)

Adjusted EBITDAS is a non-GAAP financial measure that BSQUARE defines as income (loss) from operations before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, stock-based compensation expense, restructuring costs, and goodwill impairment (when applicable). Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided (used) by operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows. Adjusted EBITDAS has limitations, including that it does not reflect our entire cost structure to operate our business (such as the cost of replacing assets being depreciated or amortized, capital expenditures, and stock-based compensation expenses which we expect to continue being meaningful, and income tax expense (benefit)) and may not be comparable to similarly titled measures used by other companies. However, BSQUARE regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures. BSQUARE uses Adjusted EBITDAS to evaluate BSQUARE’s financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and BSQUARE believes the measure is often used by analysts, investors and other interested parties to evaluate comparable companies.

Total operating expenses excluding restructuring costs	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total operating expenses	$2,121	$6,352	$5,145	$11,622
Restructuring costs	—	1,376	—	1,376
Total operating expenses excluding restructuring costs (1)	$2,121	$4,976	$5,145	$10,246

(1)

Total operating expenses excluding restructuring costs and goodwill impairment is a non-GAAP financial measure that BSQUARE defines as total operating expenses, plus an add-back for restructuring costs (and goodwill impairment, when applicable). This measure should not be construed as a substitute for total operating loss for the purpose of analyzing our operating performance, and it has limitations, including that it does not reflect our entire cost structure to operate our business. However, BSQUARE regards this measure as a complement to GAAP operating expenses because it excludes costs that may not be indicative of operating performance. BSQUARE uses this measure to evaluate its financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and BSQUARE believes the measure is often used by analysts, investors and other interested parties to evaluate comparable companies.

Net loss excluding restructuring costs	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(1,073)	$(3,868)	$(1,547)	$(6,714)
Restructuring costs	—	1,376	—	1,376
Net loss excluding restructuring costs (1)	$(1,073)	$(2,492)	$(1,547)	$(5,338)

(1)

Net loss excluding restructuring costs is a non-GAAP financial measure that BSQUARE defines as net loss, plus an add-back for restructuring costs (and goodwill impairment, when applicable). This measure should not be construed as a substitute for total operating loss for the purpose of analyzing our operating performance, and it has limitations, including that it does not reflect our entire cost structure to operate our business. However, BSQUARE regards this measure as a complement to GAAP net loss because it excludes costs that may not be indicative of operating performance. BSQUARE uses this measure to evaluate its financial performance and the effectiveness of its business strategies on a consistent basis across reporting periods, and BSQUARE believes the measure is often used by analysts, investors and other interested parties to evaluate comparable companies.

Net loss per diluted share excluding restructuring costs	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Diluted loss per share	$(0.08)	$(0.30)	$(0.12)	$(0.52)
Restructuring costs	—	(0.10)	$—	$(0.10)
Net loss excluding restructuring costs (1)	$(0.08)	$(0.20)	$(0.12)	$(0.42)

(1)

Net loss excluding restructuring costs is a non-GAAP financial measure that BSQUARE defines as diluted loss per share, plus an add-back for the per diluted share amount of restructuring costs (and goodwill impairment, when applicable). Other than being expressed on a per diluted share basis, this measure is the same as net loss excluding restructuring costs, has the same limitations, and is used and disclosed by BSQUARE for the same reasons.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999